Exhibit 23.3


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this registration statement on Form S-3, covering the registration of 35,819 shares of common stock, of our report dated April 2, 2004 included in the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2003, and to the reference to our firm under the caption "Experts" in the prospectus.


                              DeMeo, YOUNG, McGRATH



Boca Raton, Florida,
April 30, 2004